Exhibit 99

INDEPENDENT AUDITOR’S REPORT

Board of Directors and Shareholders
ACNB Corporation

We have audited the accompanying consolidated statements of income, changes in stockholders’ equity and cash flows of ACNB Corporation and subsidiaries for the year ended December 31, 2003. These consolidated financial statements are the responsibility of the Corporation’s management. Our responsibility is to express an opinion on these consolidated financial statements based upon our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations, changes in stockholders’ equity, and cash flows for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

/s/ STAMBAUGH NESS, PC

York, Pennsylvania
January 17, 2004